UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2022

Minerva Surgical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40919	26-3422906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4255 Burton Dr., Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(855) 646-7874

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UTRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2022, Minerva Surgical, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders. Of the 28,515,958 shares of common stock outstanding and entitled to vote as of April 20, 2022, the record date, 24,261,912 shares of common stock were represented at the meeting in person or by proxy, constituting approximately 85.08% of the outstanding shares of common stock entitled to vote and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.
To elect three Class I directors to serve until the 2025 Annual Meeting of stockholders or until their respective successors are duly elected and qualified; and
2.
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal One – Election of Directors

The table below presents the voting results of the election of the three Class I directors to the Company’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Percent of Voted	Broker Non-Votes
David M. Clapper	23,746,059	184,189	83.27%	331,664
David M. Renzi	23,564,856	365,392	82.64%	331,664
Niquette Hunt	23,746,181	184,067	83.27%	331,664

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,257,138	4,654	120	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA SURGICAL, INC.
Date: June 13, 2022
	By:	/s/ Joel R. Jung
Chief Financial Officer
(Principal Financial and Accounting Officer)